EXHIBIT 99.1

Spirit Airlines Reports Fourth Quarter and Full Year 2016 Results

MIRAMAR, FL. (February 7, 2017) - Spirit Airlines, Inc. (NASDAQ: SAVE) today reported fourth quarter and full year 2016 financial results.

•	GAAP net income for the fourth quarter 2016 was $48.5 million ($0.70 per diluted share), or $53.9 million ($0.77 per diluted share)[1], excluding special items.

•	GAAP net income for the full year 2016 was $264.9 million ($3.76 per diluted share), or $291.0 million ($4.13 per diluted share)[1], excluding special items.

•	Spirit ended 2016 with unrestricted cash, cash equivalents, and short-term investments of $801.1 million.

•	Spirit's return on invested capital (before taxes and excluding special items) for the twelve months ended December 31, 2016 was 23.0 percent[2].

“Throughout 2016, we made solid progress towards our goal of consistent reliability. We improved our on-time performance3 by 5.2 percentage points and we made great progress in lowering the number of complaints reported to the Department of Transportation. We started the year with a complaint ratio of over 11 per 100,000 customers and by year-end we were under 4 per 100,000 customers. We also maintained our focus on controlling costs, which together with our own revenue initiatives, and an improved industry pricing environment, helped us to achieve a full year 2016 operating margin of 19.1 percent, or 20.9 percent4, excluding special items,” said Bob Fornaro, Spirit’s President and Chief Executive Officer.  “I thank the entire Spirit team for their efforts and dedication to improve our operations and for delivering solid financial results."

Revenue Performance
For the fourth quarter 2016, Spirit's total operating revenue was $578.4 million, an increase of 11.3 percent compared to the fourth quarter 2015, driven by a 12.9 percent increase in flight volume.

Total revenue per available seat mile (TRASM) for the fourth quarter 2016 decreased 3.6 percent compared to the same period last year, driven by a 1.9 percent decrease in operating yields and a 1.5 point decrease in load factor.

On a per passenger flight segment ("PFS") basis, total revenue for the fourth quarter 2016 decreased 3.3 percent year over year to $108.11, driven by modest declines in both ticket and non-ticket revenue per PFS.

Cost Performance
For the fourth quarter 2016, total GAAP operating expense, including special items of $8.6 million5 primarily related to lease termination charges, increased 23.4 percent, or $93.5 million, year over year to $493.0 million. Adjusted operating expense for the fourth quarter 2016 increased 20.7 percent, or $83.2 million to $484.4 million6. The increase in both GAAP and adjusted operating expense was primarily driven by an increase in flight volume.

Aircraft fuel expense increased in the fourth quarter 2016 by 20.3 percent, or $21.3 million, compared to the same period last year, primarily due to a 14.0 percent increase in fuel gallons consumed.

Spirit reported fourth quarter 2016 cost per available seat mile, excluding special items and fuel (“Adjusted CASM ex-fuel”), of 5.44 cents6, an increase of 5.6 percent compared to the same period last year, driven primarily by higher other operating expenses and salaries, wages, and benefits per ASM, partially offset by lower aircraft rent per ASM.

"For the full year 2016, our adjusted CASM ex-fuel decreased 0.9 percent6 year over year. I applaud our team members for their continued efforts to improve our cost structure," said Ted Christie, Spirit's Executive Vice President and Chief Financial Officer. "Our low cost structure is the backbone of our competitive advantage and we remain dedicated to maintaining our cost discipline."

Labor
Spirit and its pilots, represented by the Airline Pilots Association, remain in open contract negotiations under the supervision of the National Mediation Board.

Fleet
Spirit took delivery of five new A320neo and one new A321ceo aircraft during the fourth quarter 2016.

Full Year 2016 Highlights

•	Added Seattle, Washington; Akron-Canton, Ohio; Newark, New Jersey; and Havana, Cuba to its list of destinations.

•
Added 16 (3 A320ceos, 5 A320neos, and 8 A321ceos) new Airbus aircraft to its fleet, ending the year with 95 aircraft. As of year-end 2016, Spirit's Fit Fleet™ averaged 5.2 years, the youngest fleet of any major U.S. airline.

•	Returned approximately $100 million to shareholders by repurchasing approximately 2.3 million shares.

•
Ratified agreements with its flight attendants, represented by the Association of Flight Attendants - CWA, and with its ramp service team members at Fort Lauderdale Hollywood International Airport, represented by the International Association of Machinists and Aerospace Workers.

•	Created over 850 new jobs, bringing our total number of team members to over 5,800.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results today, February 7, 2017, at 9:00 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under Webcasts & Presentations for 60 days.

About Spirit Airlines:
Spirit Airlines (NASDAQ: SAVE) is committed to offering the lowest total price to the places we fly, on average much lower than other airlines. Our customers start with an unbundled, stripped-down Bare Fare™ and get Frill Control™ which allows them to pay only for the options they choose - like bags, seat assignments and refreshments - the things other airlines bake right into their ticket prices. We help people save money and travel more often, create new jobs and stimulate business growth in the communities we serve. With our Fit Fleet™, the youngest fleet of any major U.S. airline, we operate more than 420 daily flights to 59 destinations in the U.S., Latin America and the Caribbean. Come save with us at www.spirit.com.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes

(1)	See "Reconciliation of Adjusted Net Income to GAAP Net Income" table below for more details.

(2)	See "Calculation for Return on Invested Capital" table below for more details.
(3) As defined by the Department of Transportation.
(4) See "Reconciliation of Adjusted Operating Income to GAAP Operating Income" table below for more details.

(5)	See "Special Items" table for more details.

(6)	See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act) which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Statement of Operations
(unaudited, in thousands, except per share data)

	Three Months Ended			Year Ended
	December 31,		Percent	December 31,		Percent
	2016	2015	Change	2016	2015	Change
Operating revenues:
Passenger	$300,590	$267,487	12.4	$1,200,621	$1,169,338	2.7
Non-ticket	277,761	252,359	10.1	1,121,335	972,125	15.3
Total operating revenues	578,351	519,846	11.3	2,321,956	2,141,463	8.4

Operating expenses:
Salaries, wages and benefits	122,941	97,035	26.7	472,471	377,508	25.2
Aircraft fuel	126,535	105,215	20.3	447,553	461,447	(3.0)
Aircraft rent	50,242	52,091	(3.5)	201,675	211,531	(4.7)
Landing fees and other rents	37,583	32,590	15.3	151,679	131,077	15.7
Depreciation and amortization	27,766	22,278	24.6	101,136	73,908	36.8
Maintenance, materials and repairs	26,577	18,544	43.3	98,587	80,448	22.5
Distribution	23,437	20,656	13.5	96,627	86,576	11.6
Special charges	5,580	—	nm	37,189	673	nm
Loss on disposal of assets	3,021	304	nm	4,187	1,604	nm
Other operating	69,358	50,796	36.5	267,191	207,569	28.7
Total operating expenses	493,040	399,509	23.4	1,878,295	1,632,341	15.1

Operating income	85,311	120,337	(29.1)	443,661	509,122	(12.9)

Other (income) expense:
Interest expense	12,066	7,200	67.6	41,654	20,382	nm
Capitalized interest	(3,542)	(3,161)	12.1	(12,705)	(11,553)	10.0
Interest income	(1,041)	(1,581)	(34.2)	(5,276)	(2,125)	nm
Other expense	121	(267)	nm	528	15	nm
Total other (income) expense	7,604	2,191	nm	24,201	6,719	nm

Income before income taxes	77,707	118,146	(34.2)	419,460	502,403	(16.5)
Provision for income taxes	29,214	43,746	(33.2)	154,581	185,183	(16.5)
Net income	$48,493	$74,400	(34.8)	$264,879	$317,220	(16.5)
Basic earnings per share	$0.70	$1.04	(32.7)	$3.77	$4.39	(14.1)
Diluted earnings per share	$0.70	$1.04	(32.7)	$3.76	$4.38	(14.2)
						—
Weighted average shares, basic	69,325	71,543	(3.1)	70,344	72,208	(2.6)
Weighted average shares, diluted	69,551	71,672	(3.0)	70,508	72,426	(2.6)

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

SPIRIT AIRLINES, INC.
Statements of Comprehensive Income
(unaudited, in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income	$48,493	$74,400	$264,879	$317,220
Unrealized gain (loss) on interest rate derivative instruments, net of deferred taxes of $0, $0, $0 and ($550)	—	—	—	(910)
Unrealized gain (loss) on short-term investment securities, net of deferred taxes of ($16), $0, ($13) and $0	(27)	—	(23)	—
Interest rate derivative losses reclassified into earnings, net of taxes of $33, $34, $130 and $50	55	58	224	82
Other comprehensive income (loss)	$28	$58	$201	$(828)
Comprehensive income	$48,521	$74,458	$265,080	$316,392

SPIRIT AIRLINES, INC.
Balance Sheets
(unaudited, in thousands)

	December 31,	December 31,
	2016	2015
Assets
Current assets:
Cash and cash equivalents	$700,900	$803,632
Short-term investment securities	100,155	—
Accounts receivable, net	41,136	28,266
Aircraft maintenance deposits	87,035	73,415
Prepaid income taxes	—	72,278
Prepaid expenses and other current assets	46,619	48,749
Total current assets	975,845	1,026,340

Property and equipment:
Flight equipment	1,461,525	834,927
Ground property and equipment	126,206	74,814
Less accumulated depreciation	(122,509)	(65,524)
	1,465,222	844,217
Deposits on flight equipment purchase contracts	325,688	286,837
Long-term aircraft maintenance deposits	199,415	206,485
Deferred heavy maintenance, net	75,534	89,127
Other long-term assets	110,223	77,539
Total assets	$3,151,927	$2,530,545

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	15,193	17,043
Air traffic liability	206,392	216,831
Current maturities of long-term debt	84,354	49,637
Other current liabilities	226,011	182,729
Total current liabilities	531,950	466,240

Long-term debt, less current maturities	897,359	596,693
Long-term deferred income taxes	308,143	221,481
Deferred gains and other long-term liabilities	19,868	20,821
Shareholders’ equity:
Common stock	7	7
Additional paid-in-capital	551,004	544,277
Treasury stock, at cost	(218,692)	(116,182)
Retained earnings	1,063,633	798,754
Accumulated other comprehensive loss	(1,345)	(1,546)
Total shareholders’ equity	1,394,607	1,225,310
Total liabilities and shareholders’ equity	$3,151,927	$2,530,545

SPIRIT AIRLINES, INC.
Statement of Cash Flows
(unaudited, in thousands)

	Year Ended December 31,
	2016	2015
Operating activities:
Net income	$264,879	$317,220
Adjustments to reconcile net income to net cash provided by operations:
Unrealized losses on open derivative contracts, net	—	2,202
Losses reclassified from other comprehensive income	354	132
Equity-based compensation	7,105	9,222
Allowance for doubtful accounts (recoveries)	80	12
Amortization of deferred gains and losses and debt issuance costs	5,732	1,165
Depreciation and amortization	101,136	73,908
Deferred income tax expense	86,545	155,614
Loss on disposal of assets	4,187	1,604
Lease termination costs	37,189	—
Changes in operating assets and liabilities:
Accounts receivable	(12,951)	(5,592)
Aircraft maintenance deposits	(45,869)	(32,101)
Long-term deposits and other assets	(75,780)	(103,613)
Prepaid income taxes	72,278	—
Accounts payable	(6,823)	2,706
Air traffic liability	(11,582)	36,387
Other liabilities	46,992	14,119
Other	206	—
Net cash provided by operating activities	473,678	472,985
Investing activities:
Purchase of short-term investment securities	(103,258)	—
Proceeds from the maturity of short-term investment securities	2,842	—
Proceeds from sale of property and equipment	50	—
Pre-delivery deposits for flight equipment, net of refunds	(173,947)	(142,323)
Capitalized interest	(10,834)	(10,159)
Purchase of property and equipment	(541,122)	(548,800)
Net cash used in investing activities	(826,269)	(701,282)
Financing activities:
Proceeds from issuance of long-term debt	417,275	536,780
Proceeds from stock options exercised	92	32
Payments on debt and capital lease obligations	(64,421)	(26,364)
Proceeds from sale leaseback transactions	—	7,300
Excess tax (deficiency) benefit from equity-based compensation	(470)	8,850
Repurchase of common stock	(102,510)	(112,261)
Debt issuance costs	(107)	(15,192)
Net cash provided by financing activities	249,859	399,145
Net (decrease) increase in cash and cash equivalents	(102,732)	170,848
Cash and cash equivalents at beginning of period	803,632	632,784
Cash and cash equivalents at end of period	$700,900	$803,632
Supplemental disclosures
Cash payments for:
Interest, net of capitalized interest	$39,963	$7,061
Income taxes paid, net of refunds	$(5,579)	$95,933
Non-cash transactions:
Capital expenditures funded by capital lease borrowings	$(31)	$—

SPIRIT AIRLINES, INC.
Selected Operating Statistics (unaudited)

	Three Months Ended December 31,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	6,585,018	5,705,398	15.4%
Revenue passenger miles (RPMs) (thousands)	5,362,518	4,727,996	13.4%
Load factor (%)	81.4	82.9	(1.5) pts
Passenger flight segments (thousands)	5,350	4,651	15.0%
Block hours	99,385	89,016	11.6%
Departures	38,019	33,662	12.9%
Total operating revenue per ASM (TRASM) (cents)	8.78	9.11	(3.6)%
Average yield (cents)	10.79	11.00	(1.9)%
Average ticket revenue per passenger flight segment ($)	56.19	57.52	(2.3)%
Average non-ticket revenue per passenger flight segment ($)	51.92	54.26	(4.3)%
Total revenue per passenger flight segment ($)	108.11	111.78	(3.3)%
CASM (cents)	7.49	7.00	7.0%
Adjusted CASM (cents) (1)	7.36	7.03	4.7%
Adjusted CASM ex-fuel (cents) (2)	5.44	5.15	5.6%
Fuel gallons consumed (thousands)	76,930	67,467	14.0%
Average economic fuel cost per gallon ($)	1.64	1.59	3.1%
Aircraft at end of period	95	79	20.3%
Average daily aircraft utilization (hours)	11.7	12.5	(6.4)%
Average stage length (miles)	981	1,000	(1.9)%

	Year Ended December 31,
Operating Statistics	2016	2015	Change
Available seat miles (ASMs) (thousands)	25,494,645	21,246,156	20.0%
Revenue passenger miles (RPMs) (thousands)	21,581,611	17,995,311	19.9%
Load factor (%)	84.7	84.7	—
Passenger flight segments (thousands)	21,618	17,921	20.6%
Block hours	389,914	337,956	15.4%
Departures	149,514	128,902	16.0%
Total operating revenue per ASM (TRASM) (cents)	9.11	10.08	(9.6)%
Average yield (cents)	10.76	11.90	(9.6)%
Average ticket revenue per passenger flight segment ($)	55.54	65.25	(14.9)%
Average non-ticket revenue per passenger flight segment ($)	51.87	54.24	(4.4)%
Total revenue per passenger flight segment ($)	107.41	119.49	(10.1)%
CASM (cents)	7.37	7.68	(4.0)%
Adjusted CASM (cents) (1)	7.21	7.69	(6.2)%
Adjusted CASM ex-fuel (cents) (2)	5.45	5.50	(0.9)%
Fuel gallons consumed (thousands)	302,781	255,008	18.7%
Average economic fuel cost per gallon ($)	1.48	1.82	(18.7)%
Average daily aircraft utilization (hours)	12.4	12.7	(2.4)%
Average stage length (miles)	979	987	(0.8)%

(1)	Excludes special items.

(2)	Excludes economic fuel expense and special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP.
Special Items

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2016	2015	2016	2015
Operating special items include the following (1):
Unrealized losses (gains) related to fuel derivative contracts	—	(1,988)	—	(3,880)
Loss on disposal of assets	3,021	304	4,187	1,604
Special charges	5,580	—	37,189	673
Total operating special items	$8,601	$(1,684)	$41,376	$(1,603)

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except CASM data in cents)	2016	2015	2016	2015
Total operating expenses, as reported	$493,040	$399,509	$1,878,295	$1,632,341
Less operating special items (1)	8,601	(1,684)	41,376	(1,603)
Adjusted operating expenses, non-GAAP (2)	484,439	401,193	1,836,919	1,633,944
Less: Economic fuel expense	126,535	107,203	447,553	465,327
Adjusted operating expenses excluding fuel, non-GAAP (3)	$357,904	$293,990	$1,389,366	$1,168,617

Available seat miles	6,585,018	5,705,398	25,494,645	21,246,156

CASM (cents)	7.49	7.00	7.37	7.68
Adjusted CASM (cents) (2)	7.36	7.03	7.21	7.69
Adjusted CASM ex-fuel (cents) (3)	5.44	5.15	5.45	5.50

(1)
Special items include unrealized gains and losses related to outstanding fuel derivative contracts, loss on disposal of assets, and special charges. Special charges for 2016 are primarily related to lease termination costs.

(2)	Excludes operating special items.

(3)	Excludes operating special items and economic fuel expense as described in the "Reconciliation of Economic Fuel Expense to GAAP Fuel Expense" table below.

Reconciliation of Adjusted Net Income to GAAP Net Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per share data)	2016	2015	2016	2015
Net income, as reported	$48,493	$74,400	$264,879	$317,220
Add: Provision for income taxes	29,214	43,746	154,581	185,183
Income before income taxes, as reported	77,707	118,146	419,460	502,403
Pre-tax margin, GAAP	13.4%	22.7%	18.1%	23.5%
Add operating special items (1)	8,601	(1,684)	41,376	(1,603)
Income before income taxes, non-GAAP (2)	86,308	116,462	460,836	500,800
Adjusted pre-tax margin, non-GAAP (2)	14.9%	22.4%	19.8%	23.4%
Provision for income taxes (3)	32,448	43,122	169,829	184,592
Adjusted net income, non-GAAP (2)(3)	$53,860	$73,340	$291,007	$316,208

Weighted average shares, diluted	69,551	71,672	70,508	72,426

Adjusted net income per share, diluted (2)(3)	$0.77	$1.02	$4.13	$4.37

Reconciliation of Adjusted Operating Income to GAAP Operating Income
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands)	2016	2015	2016	2015
Operating income, as reported	$85,311	$120,337	$443,661	$509,122
Operating margin, GAAP	14.8%	23.1%	19.1%	23.8%
Add operating special items (1)	8,601	(1,684)	41,376	(1,603)
Operating income, non-GAAP (2)	$93,912	$118,653	$485,037	$507,519
Operating margin (2)	16.2%	22.8%	20.9%	23.7%

(1)	See "Special Items" for more details.

(2)	Excludes operating special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income.

The Company believes economic fuel expense is the best measure of the effect fuel prices are currently having on its business, because it most closely approximates the net cash outflow associated with purchasing fuel used for its operations during the period. Economic fuel expense is defined as into-plane fuel expense, realized gains or losses on derivative contracts, plus the economic premium expense related to fuel option contracts in the period the option is benefiting. The key difference between aircraft fuel expense as recorded in its statement of operations and economic fuel expense is unrealized mark-to-market changes in the value of aircraft fuel derivatives outstanding and the timing of premium gain or loss recognition on its outstanding fuel option contracts. Many industry analysts evaluate airline results using economic fuel expense, and it is used in our internal management reporting.
Reconciliation of Economic Fuel Expense to GAAP Fuel Expense
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(in thousands, except per gallon data)	2016	2015	2016	2015
Fuel expense
Aircraft fuel, as reported	$126,535	$105,215	$447,553	$461,447
Less:
Unrealized losses (gains) related to fuel derivative contracts	—	(1,988)	—	(3,880)
Economic fuel expense, non-GAAP	$126,535	$107,203	$447,553	$465,327

Fuel gallons consumed	76,930	67,467	302,781	255,008

Economic fuel cost per gallon, non-GAAP	$1.64	$1.59	$1.48	$1.82

Calculation of Return on Invested Capital
(unaudited)

Twelve Months Ended
(in thousands)	December 31, 2016
Operating income	$443,661
Add operating special items (1)	41,376
Adjustment for aircraft rent	201,675
Adjusted operating income (2)	686,712
Tax (36.9%) (3)	253,397
Adjusted operating income, after-tax	433,315
Invested capital
Total debt	$981,713
Book equity	1,394,607
Less: Unrestricted cash, cash equivalents & short-term investments	801,055
Add: Capitalized aircraft operating leases (7x Aircraft Rent)	1,411,725
Total invested capital	2,986,990

Return on invested capital (ROIC), pre-tax (2)	23.0%
Return on invested capital (ROIC), after-tax (2)(3)	14.5%

(1)	See "Special Items" for more details.

(2)	Excludes special items.

(3)	Assumes same marginal tax rate as is applicable to GAAP net income for the twelve months ended December 31, 2016.
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